UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2012

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On September 6, 2012, Quiksilver, Inc. announced its financial results for the three and nine months ended July 31, 2012. The press release is attached hereto as Exhibit 99.1.

In addition to Quiksilver’s GAAP financial information, the press release furnished with this report as Exhibit 99.1 reports pro forma income and pro forma income per share, which are considered non-GAAP financial measures, each excluding net after-tax asset impairments and restructuring charges and non-cash interest charges, as well as valuation allowances against tax assets. The press release also reports pro forma adjusted EBITDA. Quiksilver believes these non-GAAP financial measures are useful to investors as they provide consistency and comparability with its past financial reports. Quiksilver has chosen to furnish this information because it believes it provides useful information to investors enabling them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate Quiksilver’s operations. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.

The information in this Form 8-K and Exhibit shall not be deemed filed for purposes of Section 18 of Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
99.1	Press Release dated September 6, 2012, issued by Quiksilver, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2012	Quiksilver, Inc. (Registrant)

	By:	/s/ Richard Shields
Richard Shields Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description
99.1	Press Release, dated September 6, 2012, issued by Quiksilver, Inc.

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